UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2016

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2016, the Board of Directors of The Travelers Companies, Inc. (the “Company”), upon recommendation of the Company’s Nominating and Governance Committee, approved an amendment and restatement of the Company’s bylaws to implement proxy access and make certain administrative and conforming revisions, effective November 3, 2016.

Article II, Section 12 of the bylaws, as amended (the “Amended and Restated Bylaws”), permits a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board of Directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws.

The Board of Directors also made certain administrative and conforming revisions to the provisions of the bylaws regarding business to be brought before an annual shareholders’ meeting in Article II, Section 10 and the nomination of directors in Article II, Section 11 and added certain qualifications required of all directors in Article III, Section 10, in each case to account for proxy access. The amendments to the bylaws also include administrative changes, conforming changes and updates to other provisions of the bylaws.

Shareholder requests to include shareholder-nominated directors in the Company’s proxy materials for the 2017 annual meeting of shareholders must be received by the Company by December 2, 2016.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description

3.2	Bylaws of The Travelers Companies, Inc. as Amended and Restated November 3, 2016 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
		Name:	Kenneth F. Spence III
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of The Travelers Companies, Inc. as Amended and Restated November 3, 2016 (filed herewith).